Exhibit 3.3

Codere Online Luxembourg, S.A.

Société anonyme

Siège social : 7, rue Robert Stümper

L-2557 Luxembourg

Grand-Duché de Luxembourg

R.C.S. Luxembourg : B255798

ACTE RECTIFICATIF

du 2 juillet 2021

numéro: 1080/2021

In the year two thousand and twenty-one, on the second July.

Before Us, Maître Martine SCHAEFFER, notary residing at Luxembourg, Grand Duchy of Luxembourg.

There appeared:

CODERE NEWCO S.A.U., a Spanish public limited liability company (Sociedad Anónima Unipersonal), having its registered office at 26, Avenida de Bruselas, 28108 Alcobendas, Madrid, Spain and registered with the trade registry of Madrid under the reference Volume 34399, page 192, section 8, Sheet M-618.784, being the sole shareholder (the “Sole Shareholder”) of Codere Online Luxembourg, S.A. (the “Company”), a société anonyme, having its registered office at 7, rue Robert Stümper, L-2557 Luxembourg, registered with the Luxembourg Registre de Commerce et des Sociétés number B255798 and incorporated pursuant to a deed of the undersigned notary on June 4th, 2021, published in the Recueil Electronique des Sociétés et Associations, (the “RESA”) number RESA_2021_128.670 on 16 June 2021, and being here represented by Mr Liridon ELSHANI, notary clerk, residing professionally in Luxembourg, Grand Duchy of Luxembourg (the “Proxyholder”), by virtue of one proxy under private seal given in Madrid, on 3rd June 2021 (the “Proxy”), which remained attached and has been registered with the deed of “Incorporation” (the “Deed”) hereinafter referred, signed on June 4th, 2021, before the undersigned notary, number 841/2021 of her Répertoire and registered with the Administration de l’Enregistrement et des Domaines de Luxembourg, Actes Civils 2, on June 8th, 2021, with the relation 2LAC/2021/12253.

A copy of the foresaid proxy, shall remain attached to the present deed to be filed with it with the registration authorities.

Mr Liridon ELSHANI, prenamed and here present, in his capacity as Proxyholder of the Sole Shareholder, expressly states that a clerical error was made in the Deed, namely in the article 5.2.2. (of the English of Version) and in the article 5.2.4 (of the French Version) of the Articles the date of incorporation was indicated to be “27 May 2021” whereas it should have been “4th of June 2021”.

Therefore the article 5.2.2. of the English and 5.2.4 French version of the Deed should have been read as follows:

English version:

“5.2.2 The Board of Directors is authorised to realise any increase of the share capital or equity of the Company with or without the issuance of new Shares ("Board Issued Shares") or to issue convertible bonds, convertible preferred equity certificates, warrants, options or other convertible instruments, exchangeable or exercisable into new Shares ("Convertible Instruments") and to issue new Shares further to the conversion or exercise of the Convertible Instruments up to the limit of the Authorised Capital from time to time subject as follows:

(a) the above authorisation will expire five years after the date of publication of this deed of incorporation signed on 4 June 2021 provided that a further period or periods of authorisation following that period may be approved by Shareholders' Resolution to the extent permitted by the 1915 Law;

(b) the Board of Directors may limit or cancel the Shareholders' preferential rights to subscribe for (i) the Board Issued Shares as well as (ii) the Convertible Instruments and may issue (i) the Board Issued Shares as well as (ii) the Convertible Instruments to such persons and at such price with or without a premium and paid up by contribution in kind or for cash or by incorporation of claims or capitalisation of reserves or in any other way as the Board of Directors may determine, subject to the 1915 Law.”

French version:

«5.2.4.  L'autorisation visée à l'article 5.2.2 expirera cinq ans après la date de publication du présent acte de constitution signé le 4 juin 2021 sous réserve qu'une ou des période(s) d'autorisation après cette période puissent être approuvées par une Résolution des Actionnaires dans la limite permise de la Loi de 1915. »

The undersigned notary who understands and speaks English, states herewith that on request of the appearing party, this deed is worded in English, followed by a French version. At the request of the appearing party, in case of discrepancies between the English and the French texts, the English version will be prevailing.

Whereof this deed is drawn up in Luxembourg on the year and day stated at the beginning of this document.

The document having been read to the Proxyholder of the appearing party, the Proxyholder of the appearing party signed together with the notary the present original deed.

Suit la traduction française du texte qui précède :

L'an deux mille vingt et un, le deux juillet.

Par devant Nous, Maître Martine SCHAEFFER, notaire de résidence à Luxembourg, Grand-Duché de Luxembourg.

A comparu :

CODERE NEWCO S.A.U., une société anonyme espagnole (Sociedad Anónima Unipersonal) ayant son siège social au 26, Avenida de Bruselas, 28108 Alcobendas, Madrid, Espagne, et immatriculée auprès du registre de commerce de Madrid sous la référence Volume 34399, page 192, section 8, Sheet M-618.784, étant l’actionnaire unique (l’ « Actionnaire Unique ») de Codere Online Luxembourg, S.A. (la « Société »), société anonyme, ayant son siège social au 7, rue Robert Stümper, L-2557 Luxembourg, immatriculée au Registre de Commerce et des Sociétés du Luxembourg sous le numéro B255798 et constituée en vertu d'un acte du notaire soussigné en date du 4 juin 2021, publié au Recueil Electronique des Sociétés et Associations, (le « RESA ») sous le numéro RESA_2021_128.670 le 16 juin 2021, et étant ici représenté par Monsieur Liridon ELSHANI, clerc de notaire, ayant son adresse professionnelle au 74, Avenue Victor Hugo, L-1750 Luxembourg (le « Mandataire »), en vertu d'une procuration sous seing privé donnée à Madrid, du 3 juin 2021 (la « Procuration »), qui est restée annexée et a été enregistrée avec l’acte de « Constitution » (l’ « Acte ») ci-après cité, signé le 4 juin 2021, par-devant le notaire instrumentaire, numéro 841/2021 de son répertoire et enregistré à l’Administration de l’Enregistrement et des Domaines de Luxembourg, Actes Civils 2, le 8 juin 2021 sous la relation 2LAC/2021/12253.

Une copie de la procuration précitée, sera joint au présent acte afin d’être enregistrée avec cet acte auprès des autorités chargées de l’enregistrement.

Monsieur Liridon ELSHANI, prénommé et ici présent, en sa qualité de Mandataire de l’Actionnaire Unique, déclare expressément, qu’une erreur matérielle a été faite dans l’Acte, notamment à l'article 5.2.2. (de la version anglaise) et à l'article 5.2.4 (de la version française) des Statuts, la date d'incorporation était indiquée comme étant le "27 mai 2021" alors qu'elle aurait dû être le "4 juin 2021".

En conséquence l’article 5.2.2. de la version anglais et l’article 5.2.4. de la version française de l’Acte aurait dû avoir la teneur suivante :

Version anglaise :

“5.2.2 The Board of Directors is authorised to realise any increase of the share capital or equity of the Company with or without the issuance of new Shares ("Board Issued Shares") or to issue convertible bonds, convertible preferred equity certificates, warrants, options or other convertible instruments, exchangeable or exercisable into new Shares ("Convertible Instruments") and to issue new Shares further to the conversion or exercise of the Convertible Instruments up to the limit of the Authorised Capital from time to time subject as follows:

(a) the above authorisation will expire five years after the date of publication of this deed of incorporation signed on 4 June 2021 provided that a further period or periods of authorisation following that period may be approved by Shareholders' Resolution to the extent permitted by the 1915 Law;

(b) the Board of Directors may limit or cancel the Shareholders' preferential rights to subscribe for (i) the Board Issued Shares as well as (ii) the Convertible Instruments and may issue (i) the Board Issued Shares as well as (ii) the Convertible Instruments to such persons and at such price with or without a premium and paid up by contribution in kind or for cash or by incorporation of claims or capitalisation of reserves or in any other way as the Board of Directors may determine, subject to the 1915 Law.”

Version française :

«5.2.4.  L'autorisation visée à l'article 5.2.2 expirera cinq ans après la date de publication du présent acte de constitution signé le 4 juin 2021 sous réserve qu'une ou des période(s) d'autorisation après cette période puissent être approuvées par une Résolution des Actionnaires dans la limite permise de la Loi de 1915. »

Le notaire soussigné qui comprend et parle l'anglais, constate que sur demande de la partie comparante, le présent acte est rédigé en langue anglaise suivi d'une version française. A la demande de la partie comparante, en cas de divergences entre le texte français et le texte anglais, ce dernier fait foi.

Dont acte, fait et passé à Luxembourg, date qu'en tête des présentes.

Et après lecture faite et interprétation donnée au Mandataire de la partie comparante, le Mandataire de la partie comparante a signé avec le notaire le présent acte.

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